Exhibit 99.1

Zoned Properties Reports Fiscal Year 2015 Financial Results

Scottsdale, Ariz. – March 9, 2016 (Business Wire) – Zoned Properties, Inc. (OTCQX: ZDPY), a strategic real estate development firm whose primary mission is to identify, develop, and manage sophisticated, safe, and sustainable properties in emerging industries, including the licensed medical marijuana industry, today announced its financial results for the three and 12 months ended December 31, 2015.

Recent Achievements

●	Received unanimous approval from the Town of Chino Valley, Arizona to develop entirety of company’s 58-acre property development

●	Amended commercial lease agreement to triple-net (NNN) leased space at Chino Valley Cultivation Facility

●	Signed letter of intent to purchase a 1.5-acre parcel of land in Parachute, Colorado for development and commercial leasing

●	Initiated trading of common shares, under symbol “ZDPY,” on the OTCQX marketplace

Fourth Quarter 2015 Financial Results

●	Revenue increased 93% to $472,229, compared to $245,220 in the year ago quarter.

●	Operating expenses decreased 32% to $642,216 from $942,814 in the year ago quarter.

●	Net loss for the fourth quarter of 2015 was ($266,860), or ($0.01) per basic and diluted share, compared to ($754,466), or ($0.04) per basic and diluted share, in the year ago quarter.

Full Year 2015 Financial Results

●	Revenue was $1.4 million for the year ended December 31, 2015, up 198% from $468,000 for the year ended December 31, 2014. The Company began recognizing revenue related to the leasing of its properties in March 2014.

●	Total operating expenses decreased 57% to $2.5 million, down from $5.9 million a year ago. The decline is primarily attributable to lower compensation and benefit expenses in 2015.

●	Net loss of ($1.4) million, or ($0.08) per basic and diluted share, compared to ($5.7) million, or ($0.72) per basic and diluted share, in 2014.

●	As of December 31, 2015, the Company had cash and cash equivalents of $1.3 million compared to $1.1 million as of December 31, 2014.

Bryan McLaren, Chief Executive Officer of Zoned Properties, stated, “We hit the ground running in 2016, moving forward with the development of our Chino Valley property and taking the first steps toward expanding into the opportunity-rich Colorado market. Through the use of our Triple-Set (SSS) program, an internally developed design model for the development of marijuana facilities, we have created a successful, repeatable approach to collaborating with municipalities to help write zoning regulations and set new standards that support property development in a mutually beneficial manner.”

Mr. McLaren added, “We believe our recent achievements are a harbinger of future financial success and look forward to communicating with investors as we make additional progress toward expanding and developing our portfolio and advance the monetization of our properties. We believe we are uniquely positioned in a rapidly growing space, poised to benefit from exponential growth while minimizing risk. Our relationships with the municipalities in the communities in which we serve have never been stronger, and our strategy of working in close collaboration with municipal governments is paying dividends. Moving forward, we believe we have the partnerships, access to capital, construction relationships, and potential lessees to make our business a success. We couldn’t be more excited about the future.”

About Zoned Properties, Inc. (OTCQX: ZDPY):

Zoned Properties, Inc. is a strategic real estate development firm whose primary mission is to identify, develop, and manage sophisticated, safe, and sustainable properties in emerging industries. The Company acquires commercial properties that face unique zoning challenges and identifies solutions that can potentially have a major impact on the cash flow and value generated. Zoned Properties targets commercial properties that can be acquired and potentially re-zoned for specific purposes. Zoned Properties does not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substances Act.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as "believe," "expect," "anticipate," "plan," "potential," "continue" or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Relations

Brett Maas

Managing Partner

Hayden IR

Tel (646) 536-7331

brett@haydenir.com

Tables follow

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ZONED PROPERTIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2015	2014

ASSETS
Cash	$1,281,464	$1,066,377
Rental properties, net (See Note 3)	7,224,593	8,499,705
Deferred rent receivable	8,909	-
Deferred rent receivable - related parties	367,013	28,027
Real estate tax escrow	46,072	39,122
Prepaid expenses and other current assets	105,684	175,313
Property and equipment, net	46,488	45,940
Security deposits	8,158	7,024

TOTAL ASSETS	$9,088,381	$9,861,508

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
Mortgage payable	$2,100,000	$2,100,000
Convertible note payable	500,000	500,000
Convertible note payable - related party	500,000	500,000
Accounts payable	36,797	27,835
Accrued expenses	92,044	57,837
Accrued expenses - related parties	56,542	47,959
Security deposits payable	62,440	18,100

Total Liabilities	3,347,823	3,251,731

Commitments and Contingencies (See Note 10)

STOCKHOLDERS' EQUITY:
Preferred stock, $.001 par value, 5,000,000 shares authorized; 2,000,000 shares issued and outstanding at December 31, 2015 and 2014 ($1.00 per share liquidation preference)	2,000	2,000
Common stock: $.001 par value, 100,000,000 shares authorized; 17,080,850 and 18,676,304 issued and outstanding at December 31, 2015 and 2014, respectively	17,081	18,676
Additional paid-in capital	19,412,954	18,912,548
Subscription receivable	-	(4,000)
Accumulated deficit	(13,691,477)	(12,319,447)

Total Stockholders' Equity	5,740,558	6,609,777

Total Liabilities and Stockholders' Equity	$9,088,381	$9,861,508

See accompanying notes to consolidated financial statements.

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ZONED PROPERTIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended		For the Quarter Ended
	December 31,		December 31,
	2015	2014	2015	2014
			(Unaudited)	(Unaudited)
REVENUES:
Rental revenues	$414,785	$327,387	$117,090	$104,693
Rental revenues - related parties	980,509	140,527	355,139	140,527

Total Revenues	1,395,294	467,914	472,229	245,220

OPERATING EXPENSES:
Compensation and benefits	455,037	3,918,440	156,626	44,631
Professional fees	1,333,435	932,510	322,427	66,290
General and administrative expenses	274,797	148,157	76,282	53,371
Depreciation and amortization	150,368	99,822	40,308	25,570
Property operating expenses	120,094	75,069	16,078	20,861
Real estate taxes	87,117	63,447	30,495	35,841
Consulting fees - related parties	53,512	35,417	-	21,250
Impairment loss on building - related party	-	675,000	-	675,000
Settlement expense	67,500	-	-	-

Total Operating Expenses	2,541,860	5,947,862	642,216	942,814

LOSS FROM OPERATIONS	(1,146,566)	(5,479,948)	(169,987)	(697,594)

OTHER INCOME (EXPENSES):
Interest expenses	(193,448)	(143,789)	(48,123)	(48,123)
Interest expenses - related parties	(35,000)	(157,649)	(8,750)	(8,749)
Other income	2,545	41,020	-	-
Interest income	439	-	-	-

Total Other Expenses, net	(225,464)	(260,418)	(56,873)	(56,872)

LOSS BEFORE INCOME TAXES	(1,372,030)	(5,740,366)	(226,860)	(754,466)

PROVISION FOR INCOME TAXES	-	-	-	-

NET LOSS	$(1,372,030)	$(5,740,366)	$(226,860)	$(754,466)

NET LOSS PER COMMON SHARE:
Basic and Diluted	$(0.08)	$(0.72)	$(0.01)	$(0.04)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and Diluted	18,134,328	7,931,701	17,075,700	18,550,761

See accompanying notes to consolidated financial statements.

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